Exhibit (e)(1)(ii)

TWELFTH AMENDMENT TO THE

ALPHA ARCHITECT ETF TRUST

DISTRIBUTION AGREEMENT

THIS TWELFTH AMENDMENT effective as of the last date on the signature block, to the Distribution Agreement, dated as of October 8, 2014 (the “Agreement”) is entered into by and between Alpha Architect ETF Trust (the “Trust”), a Delaware statutory trust and Quasar Distributors, LLC (the “Distributor”), a Delaware limited liability company.

WHEREAS, the parties desire to add a fund to the Agreement;

NOW THEREFORE, pursuant to Article 13 of the Agreement, the parties hereby agree to amend the Agreement as follows:

Sparkline Intangible Value ETF will be added to Amended Schedule A. Amended Schedule A of the Agreement shall be superseded and replaced in its entirety by Amended Schedule A attached hereto.

The Agreement, as amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Twelfth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last date written below.

ALPHA ARCHITECT ETF TRUST	QUASAR DISTRIBUTORS, LLC

By:	By:

Date:	Date:

Amended Schedule A to the

Distribution Agreement - Alpha Architect ETF Trust

Separate Series of Alpha Architect ETF Trust

Name of Series
Alpha Architect U.S. Quantitative Value ETF
Alpha Architect International Quantitative Value ETF
Alpha Architect U.S. Quantitative Momentum ETF

Alpha Architect International Quantitative Momentum ETF

Alpha Architect Value Momentum Trend ETF

Freedom 100 Emerging Markets ETF

Merlyn.AI Bull-Rider Bear-Fighter ETF

Merlyn.AI Tactical Growth and Income ETF

Gadsden Dynamic Multi-Asset ETF

Merlyn.AI Best-of-Breed Core Momentum ETF

Merlyn.AI SectorSurfer Momentum ETF

UPHOLDINGS Compound Kings ETF

Freedom Day Dividend ETF

Strategic E-Commerce & Logistics Sector ETF

Strategic Fintech & Digital Payments Sector ETF

Strategic Hotel & Lodging Sector ETF

Strategic Internet of Things Technology ETF

Strategic Healthcare & Life Science Technology ETF

Strategic Apartment & Residential Real Estate ETF

Strategic Streaming & Gaming Technology ETF

Strategic Technology & E-Commerce Real Estate ETF

Turner Quant Advantage ETF

Sparkline Intangible Value ETF